UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest reported)                January 19, 2007
Microfield Group, Inc.

(Exact name of registrant as specified in its charter

Oregon	000-26226	93-0935149

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

111 SW Columbia, Suite 480, Portland, OR	97201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                (503) 419-3580

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURES

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On January 19, 2007, the Board of Directors (“Board”) of Microfield Group, Inc. (the “Company”) approved a new Annual Incentive Bonus Plan (the “Plan”) for executive officers that will apply for the year beginning January 1, 2007 through December 31, 2007. The bonus targets for the executive officers and other eligible employees are recommended by the Compensation Committee and adopted by the Board. The bonus targets are based on performance measures tied to both revenue and operating income goals for the Company. Under the Plan, the Board approved annual revenue and operating income targets for the Company for 2007. If the Company exceeds its performance targets the executive officers will receive bonuses based on a sliding scale related to both revenue and operating income goals for the Company. These bonuses could be as high as 40% of the annual base compensation for the following executive employees:
•	A. Mark Walter, President, Microfield Group, Inc. and Christenson Electric, Inc.

•	Gene Ameduri, President, EnergyConnect, Inc.

•	Randall R. Reed, CFO, Microfield Group, Inc.
     The bonus payable under the Plan to Rodney Boucher, CEO of Microfield Group, Inc. could be as high as 60% of his annual base compensation.
     The Compensation Committee of the Board will govern the Annual Incentive Bonus Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 25, 2007.

Microfield Group, Inc.
/s/ Randall R. Reed
Randall R. Reed, Chief Financial Officer